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Exhibit 10.1
[NOTE: BRACKETED PARAGRAPHS REPRESENT ALTERNATE LANGUAGE FOR USE IN AWARDS TO
CALIFORNIA EMPLOYEES AND REPLACE THE IMMEDIATE PRIOR PARAGRAPH. BRACKETED
BLANK SPACES REPRESENT REDACTED PROPRIETARY INFORMATION]
TRANSFORMATIONAL EMPLOYEE AWARD
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
This Transformational Employee Award Performance Restricted Stock Unit Agreement (the
“Agreement”), by and between agilon health, inc., a Delaware corporation (the “Company”), and the
Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the agilon health, inc. 2021 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”). This
Agreement shall be dated as of the date it is accepted and agreed to by the Employee in accordance with Section 6(r). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.
Section 1.Grant of Performance Restricted Stock Units.  The Company hereby evidences and confirms its grant to the Employee, effective as of the date set forth on Exhibit A hereto (the “Grant
Date”), of the number of Performance Restricted Stock Units (“PRSUs”) as shall be determined pursuant to Exhibit A and Section 2 hereof, subject to adjustment pursuant to the Plan. This Agreement is entered into pursuant to, and the PRSUs granted hereunder are subject to, the terms and conditions of the Plan.  Exhibit A hereto, and the terms and conditions of the Plan, are incorporated by reference herein. If there is any inconsistency between any express provision of this Agreement and any express term of the Plan, the express term of the Plan shall govern.
In consideration of the receipt of the PRSUs, the Employee confirms his or her agreement to comply with the restrictive covenants to which they have agreed or is agreeing to be bound by in respect of the Company and the Subsidiaries as set forth in Exhibit B hereto; it being understood that the Employee shall be required to comply with such restrictive covenants for the periods provided thereby, to the extent permitted by applicable law, even if the Employee has vested in or forfeited all of the PRSUs.
Section 2.Vesting of Performance Restricted Stock Units.  Except as otherwise provided in this Section 2, the PRSUs shall become earned and vested, if at all, in accordance with the terms and conditions of this Agreement (including, but not limited to, the provisions relating to the earning, vesting and forfeiture of PRSUs as set forth on Exhibit A hereto) and the Plan, subject to the continued
employment of the Employee by the Company or any Subsidiary thereof through the Vesting Date set forth on Exhibit A hereto (the “Vesting Date”). Earned PRSUs (as defined on Exhibit A hereto) shall be settled as provided in Section 3 of this Agreement.
(a)Effect of Termination of Employment.  Upon termination of the Employee’s employment prior to the Vesting Date for any reason (whether initiated by the Company or by the Employee), all PRSUs shall be forfeited and canceled for no consideration effective as of the date of such termination.
(b)Effect of a Change in Control. In the event of a Change in Control prior to the Vesting Date, the treatment of any outstanding PRSUs shall be governed by Article XIV of the Plan; provided, however, that if the Administrator reasonably determines in good faith, prior to the occurrence of the Change in
Control, that no Alternative Awards will be provided in respect of outstanding PRSUs, any outstanding
PRSUs shall vest at the target (100%) level as of the date of the Change in Control (with no vesting of the PRSUs in excess of such target level unless otherwise provided by the Administrator in the circumstances).
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(c)Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, but subject to any limits prescribed in the Plan, the Administrator, in its sole discretion, may accelerate the vesting with respect to any PRSUs under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine.
(d)No Other Accelerated Vesting. The vesting and settlement provisions set forth in this
Section 2, or in Section 3, or expressly set forth in the Plan, shall be the exclusive vesting and settlement provisions applicable to the PRSUs and shall supersede any other provisions relating to vesting and settlement, unless such other such provision expressly refers to the Plan by name and this
Agreement by name and date.
Section 3.Settlement of PRSUs.
(a)Timing of Settlement. Subject to Section 6(a), any Earned PRSUs shall be settled into an equal number of shares of Company Common Stock on a date selected by the Company that is on or within 30 days following the Vesting Date (the “Settlement Date”); provided that, in the case of accelerated vesting of PRSUs pursuant to Section 2(b) or 2(c), the PRSUs that vest pursuant to such acceleration shall be settled in an equal number of shares of Company Common Stock on a date selected by the Company that is within 30 days following the vesting of such PRSUs (subject to Section
6(a)).
(b)Mechanics of Settlement. On the Settlement Date (or other applicable date pursuant to
Section 3), the Company shall electronically issue to the Employee one whole share of Company
Common Stock for each PRSU that became earned and vested as of the Settlement Date (except as provided in Section 6(a)), and, upon such issuance, the Employee’s rights in respect of such PRSU shall be extinguished. If there are any fractional PRSUs that became vested on such date, such fractional PRSUs shall be settled through a cash payment equal to such fractional PRSU multiplied by the Fair Market Value of one share of Company Common Stock on the Settlement Date. At the
Company’s election, the Company may choose to settle any fractional PRSUs by rounding up to the next whole share rather than issuing a cash payment. No fractional shares of Company Common Stock shall be issued in respect of the PRSUs.
Section 4.Securities Law Compliance. Notwithstanding any other provision of this
Agreement, the Employee may not sell the shares of Company Common Stock acquired upon settlement of the PRSUs unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the Company Common Stock, and the Employee may not sell the shares of Company Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.
Section 5.Restriction on Transfer; Non-Transferability of PRSUs. The PRSUs are not
assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered
(including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death. Any purported transfer in violation of this Section 5 shall be void ab initio.
Section 6.Miscellaneous.
(a)Tax Withholding. In the event that the Company settles any PRSUs using Company
Common Stock, the Company or one of the Subsidiaries shall require the Employee to remit to the
Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-
U.S. tax withholding obligations that may arise in connection with the vesting of the PRSUs and the related issuance of shares of Company Common Stock. Notwithstanding the preceding sentence, if the
Employee elects not to remit cash in respect of such obligations, (x) the Company shall retain a number
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of shares of Company Common Stock issued in respect of the PRSUs then vesting that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld not in excess of such amount as may be necessary to avoid liability award accounting and any remaining amount shall be remitted in cash or withheld and (y) the number of shares of Company
Common Stock to be issued in respect of the PRSUs shall thereupon be reduced by the number of shares of Company Common Stock so retained (and the Employee shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)). The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of the Subsidiaries. For country-specific tax withholding and treatment, please refer to Exhibit D.
(b)Dividend Equivalents. If the Company pays any ordinary dividend in cash on a share of
Company Common Stock following the Grant Date and prior to the Date with respect to any PRSUs, there shall be credited to the account of the Employee in respect of each outstanding PRSU an amount equal to the amount of such dividend. The amount so credited shall be deferred (without interest, unless the Administrator determines otherwise) until the applicable Settlement Date of the PRSUs and then paid in cash proportionate to the amount of the PRSUs, if any, that have been earned or vested, but to the extent any PRSUs are canceled a proportionate amount of such accumulated amounts shall be forfeited.
(c)Authorization to Share Personal Data. The Employee authorizes the Company or any
Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.
(d)No Rights as Stockholder; No Voting Rights. Except as provided in Section 6(b), the
Employee shall have no rights as a stockholder of the Company with respect to any shares of Company
Common Stock covered by the PRSUs prior to the issuance of such shares of Company Common
Stock.
(e)No Right to Awards. The Employee acknowledges and agrees that the grant of any PRSUs
(i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any PRSUs or other
Awards in the future.
(f)No Right to Continued Employment. Nothing in this Agreement or its exhibits shall be deemed to confer on the Employee any right to continue in the employ of the Company or any
Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(g)Nature of Award. This award of PRSUs and any delivery or payment in respect thereof constitutes a special incentive payment to the Employee and shall not be considered in computing the amount of salary or compensation of the Employee for the purpose of determining any retirement, death, or other benefits under (x) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (y) any agreement between the Company and the Employee, except as such plan or agreement shall otherwise expressly provide.
(h)Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award (including Exhibit
A). Any determination or interpretation by the Administrator under or pursuant to the Plan, this
Agreement (including Exhibit A) or this Award shall be final and binding and conclusive on all persons affected hereby.
(i)Forfeiture of Awards. The PRSUs granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and
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recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the
Board from time to time and communicated to the Employee or as required by Applicable Law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.
(j)Consent to Electronic Delivery. By entering into this Agreement and accepting the PRSUs evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws)
regarding the Company and the Subsidiaries, the Plan, this Agreement and the PRSUs via Company website or other electronic delivery.
(k)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this
Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(l)Waiver; Amendment.
(i)Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)Amendment. This Agreement may not be amended, modified, or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(m)Assignability. Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(n)Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation, and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.
(o)Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she, they, or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii)
acknowledges that he, she, they or it and the other party hereto have been induced to enter into the
Agreement by, among other things, the mutual waivers and certifications in this Section 6(o).
(p)Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
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(q)Section and Other Headings, etc. The section and other headings contained in this
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this
Agreement.
(r)Acceptance of PRSUs and Agreement. The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the
Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that they have read and understood this Agreement and the Plan, and, as an express condition to the grant of the PRSUs under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the PRSUs is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this
Agreement in paper form. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic delivery system established and maintained by the Company or a third party designated by the Company. If the Employee does not complete the online or acceptance process, the
Employee will be deemed to have accepted the PRSUs and have agreed to the terms provided in the
Plan and this Agreement prior to the first vest date. The same use of electronic means may be used for any amendment or waiver of this Agreement.
(s)Exhibits. Notwithstanding any provisions in this Agreement, the Agreement shall be subject to any special terms and conditions set forth in the Exhibits to this Agreement. Moreover, if
Employee relocates to a country outside the United States, then special terms and conditions for such country, whether set forth in the Exhibits or otherwise, may apply to the Employee, to the extent the
Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Exhibits constitute part of this Agreement. In accepting this
Agreement, Employee acknowledges receipt of, understands and agrees to the additional terms and conditions included in the Exhibits, as applicable.
(t)Entire Agreement.  This Agreement, together with the Exhibits hereto and the Plan, constitutes the entire terms of the Employee’s PRSUs subject to this Award and participation in the
Company’s 2025 transformational long-term incentive award program and supersedes all prior agreements, promises, understandings, arrangements, communications, representations, and warranties, whether oral or written, by any person, officer, employee or representative of the Company
(including, without limitation, previous communications regarding and summaries of the Company’s
2025 transformational long-term incentive award program).
  __________________________ ________________________
  Employee SignatureDate
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EXHIBIT A
TO
TRANSFORMATIONAL EMPLOYEE AWARD
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
Employee:
Grant Date:
Target Amount of PRSUs granted
hereby (the “Target Amount”):
1.Performance Restricted Stock Units. The total number of PRSUs subject to this Award will be determined in a range of [  ]% to [  ]% of the Target Amount set forth above, subject to the terms and conditions set forth below.
(a)The extent to which the Award is eligible to vest based on performance shall be determined by multiplying the Target Amount by the applicable vesting percentage, with the applicable vesting percentage determined in accordance with the chart below based on the Company’s [  ]:

[ ] Performance
If the Company’s [ ] is:	Less than [ ]	[ ]	[ ]	[ ]	[ ] or more
Then the applicable vesting percentage is:	[ ]%	[ ]% (Threshold and Target)	[ ]%	[ ]%	[ ]% (Maximum)
If the Company’s [  ] is greater than [  ] and less than [  ], and between two performance levels in the table above, the applicable vesting percentage will be determined on a straight-line basis for performance between those two levels.  For the avoidance of doubt, in no event shall the applicable vesting percentage exceed [  ]%, and the applicable vesting percentage shall be [  ]% if the Company’s
[  ] is less than [  ].
For these purposes, “[  ]” means the Company’s [  ].
The Administrator shall equitably and proportionately adjust the [  ] performance levels set forth in the chart above (or the level of [  ] obtained, as the case may be) to the extent, if any, it determines appropriate to preserve the intended incentives and mitigate the impact of any merger, acquisition, or disposition, or any change in the methodology for determining [  ].
(b)The number of PRSUs determined to be eligible to vest based on performance pursuant to Section 1 of this Exhibit A shall vest on [  ] (the “Vesting Date”) if both of the following conditions are satisfied: (i) there has not been a termination of the Employee’s employment prior to the Vesting Date
(regardless of the reason for such termination, whether initiated by the Company or by the Employee);
and  (ii) the Employee has maintained a performance rating of “Meets Expectations” or better from the
Company for both the 2025 and 2026 performance rating years to be eligible for the full value granted. If employees do not meet the minimum performance thresholds in subsection (ii), a deduction of up to
[  ]% will be applied to the final equity award. If all such vesting conditions are satisfied, the number of
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PRSUs determined to be eligible to vest based on performance pursuant to Section 1 of this Exhibit A shall be the “Earned PRSUs”.
(c)Any PRSUs that are not eligible to vest based on performance pursuant to Section 1 of this Exhibit A at the conclusion of the applicable performance period shall be forfeited and canceled effective as of such time.  If the Employee receives below a “Meets Expectations” rating for either 2025 or 2026, there will be a prorated amount deducted from the award.  The Employee shall have no right with respect to any PRSUs that are canceled pursuant to this Section 1(c) or pursuant to Section 2(a) of the Agreement.  No portion of the PRSUs shall be considered earned unless all of the vesting conditions set forth in Section 2(b) of this Exhibit A are satisfied.
2.Administrator Certification. After the end of 2026 but not later than the Vesting Date, the
Administrator shall certify in writing the extent to which the PRSUs are eligible to vest based on performance pursuant to Section 1(a) of this Exhibit A.  The Administrator has the sole right to construe and interpret this Exhibit A, and to make any and all determinations required with respect to the PRSUs
(including, without limitation, the extent to which the PRSUs are eligible to vest based on performance pursuant to Section 1(a) of this Exhibit A, the level of [  ] obtained, and the Employee’s performance rating for each of the 2025 and 2026 performance rating years).
* * *
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EXHIBIT B
TO
TRANSFORMATIONAL EMPLOYEE AWARD
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
CERTAIN CONTRACTUAL AND LEGAL OBLIGATIONS
As a condition of Employee’s continued employment with agilon health, inc. or any of its subsidiaries or affiliates (collectively referred to as “the Company”) and in exchange for the opportunity to participate in the in the Company’s Omnibus Equity Incentive Plan pursuant to the Agreement to which this Exhibit B is attached, Employee hereby agrees as follows:
1.Company Property.
(a)Employee acknowledges and agrees that all Trade Secrets and Confidential Information
(as defined below) developed, created or maintained by Employee, alone or with others, while
Employee is employed by the Company, shall remain at all times the sole property of the Company, regardless of where such Trade Secrets and Confidential Information may be stored or maintained by
Employee, including, without limitation, on any personal electronic or mobile device owned by
Employee. Employee further acknowledges and agrees that all contact information of and all communications (including emails, text messages, and other private electronic messages) with the
Company’s Customers, prospective Customers, referral sources, and vendors that Employee may come to possess during Employee’s employment with the Company shall remain the sole property of the
Company even if Employee stores such information on Employee’s personal cell phone or electronic device, and Employee shall not take and fail to return such information after termination of Employee’s employment with the Company for any reason. Employee will be in breach of this Paragraph if
Employee retains any such information on his/her personal cell phone, personal electronic device or personal email account after Employee’s employment with the Company has ended.
(b)Employee further agrees and acknowledges that the Company has a property interest and right in protecting its Confidential Information that is separate and distinct from its property interest in Trade Secrets, and that such property interest in Confidential Information shall provide the basis for any and all remedies the Company shall have under the common law in the event of Employee’s breach or attempted breach of Employee’s obligations under this Exhibit B with respect to Confidential
Information regardless of whether such information constitutes a trade secret under applicable law. The
Company’s separate property interest in its Confidential Information is based on this Exhibit B and other applicable law.
[(b)Employee further agrees and acknowledges that the Company has a property interest and right in protecting its Confidential Information that is separate and distinct from its property interest in Trade Secrets, and that such property interest in Confidential Information shall provide the basis for any and all remedies the Company shall have under the common law and California’s unfair competition statute in the event of Employee’s breach or attempted breach of Employee’s obligations under this
Exhibit B with respect to Confidential Information regardless of whether such information constitutes a trade secret under applicable law. The Company’s separate property interest in its Confidential
Information is based on this Exhibit B, California Labor Code section 2860, and other applicable law.
Employee hereby knowingly and voluntarily waives Employee’s right to plead, allege, argue, claim or raise as a defense in any legal proceeding that any claim by the Company arising out of or based on
Employee’s breach or attempted breach of Employee’s obligations under this Exhibit B with respect to
Confidential Information not constituting a trade secret under the law is preempted by the California
Uniform Trade Secrets Act.]
2.Safeguarding of Company’s Property & Information.  Employee is strictly prohibited, at all times during Employee’s employment with the Company except with prior written approval of the
Company’s President, from forwarding from Employee’s Company email account to Employee’s
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personal email account(s) any emails or documents containing any Company Trade Secrets and/or
Confidential Information, as well as from copying, transferring or uploading to Employee’s personal
Cloud-based or online storage accounts such as a personal Dropbox or Google Docs account any documents containing any Company Trade Secrets and/or Confidential Information. Employee is also strictly prohibited, at all times during Employee’s employment with the Company except with the express or implicit authorization of the Company, and then only for the sole benefit of the Company during the term of employment, from removing from the premises of the Company any physical item or document, or any written, electronic or recorded copy of any physical item or document, containing or embodying any Company Trade Secrets and/or Confidential Information, including without limitations the same in electronic or digital form. Employee shall not leave any of the Company’s Trade Secrets and
Confidential Information unattended in any area, whether on or off the Company’s premises, where leaving such information unattended creates a risk that the information may be accessed or acquired by any individual who is not authorized to view or access the Company’s Trade Secrets and Confidential
Information. Employee will exercise due diligence and reasonable care when handling, maintaining, transferring, disposing or storing any Trade Secrets and/or Confidential Information so as to not risk unauthorized use or disclosure of the information or violate any federal or state privacy laws. Employee agrees to fully and completely comply with any and all security and privacy policies and directives of the
Company. Employee will immediately give notice to the Company of any unauthorized use or disclosure of Trade Secrets and/or Confidential Information and will assist the Company in remedying any such unauthorized use or disclosure.
3.Company-Issued or Subsidized Electronic Devices. If Employee is issued any electronic device by the Company such as a smart phone, iPad, laptop computer, or external hard drive, or if the
Company is otherwise subsidizing the cost of Employee’s use of any electronic device, Employee agrees that the following shall govern Employee’s use, access, and possession of such devices: (a)
Employee has no right to privacy with respect to any data that is stored on the device; (b) Employee’s use of the device shall be in accordance with the Employee Handbook and policies pertaining to use of
Company equipment, computers, networks and systems; (c) Employee will not use the device in any circumstances in which use of the device may distract Employee or others from any business task that requires close attention or otherwise may create an unsafe condition; (d) Employee will not use the device in a manner that violates any applicable federal, state and local laws such as driving laws; (e)
Employee will return all such devices to the Company when requested to do so by the Company and/or immediately upon termination of Employee’s employment with the Company for any reason; (f) as soon as Employee begins to consider leaving the Company or Employee realizes his/her employment with the Company has or will soon come to an end, Employee will not wipe or delete or cause any data to be wiped or deleted from any such device before returning the device to the Company; (g) as soon as
Employee’s employment with the Company terminates for any reason, or as soon as the Company requests that Employee return the device for any reason, Employee no longer has authorization or consent from the Company to access the device and Employee will not access the device for any reason before returning it to the Company; and (h) before Employee returns the device to the Company, whether upon request by the Company to return it or termination of Employee’s employment, if
Employee has stored any data on the device that Employee considers to be personal, Employee will not retrieve or access the device to retrieve such personal data except with the written consent of the
Company or in the presence of an authorized Company representative.
4.Covenant Not to Use, Publish or Disclose the Company’s Trade Secrets and/or Confidential
Information During and After Termination of Employment.
(a)Employee acknowledges and agrees that Employee’s employment with the Company creates a relationship of confidence and trust with the Company with respect to all of the Company’s
Trade Secrets and Confidential Information (as defined below). Therefore, all of the Company’s Trade
Secrets and Confidential Information shall forever be maintained in confidence by Employee and used by Employee only to such extent as may be necessary in the ordinary course of performing services for the Company. Employee shall not at any time either during Employee’s term of employment or following the termination of Employee’s employment with the Company (whether voluntary or involuntary), without the prior written consent of the Company, reveal, disclose, divulge, publish, disseminate, communicate,
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use or employ for the benefit of Employee or others (including without limitation, any corporation, partnership, company, business, group, association, firm, trust, venture or entity other than the
Company or any person not then employed by the Company) any Trade Secrets and/or Confidential
Information except as provided in this Exhibit B. Notwithstanding the foregoing, this Paragraph does not prohibit or limit the right of Employee to discuss, debate and communicate with other employees of the
Company regarding Employee’s workplace terms and conditions of employment, including wages, and does not prohibit or limit Employee’s right to disclose details about alleged incidents or claims of discrimination, retaliation, or harassment. This Paragraph also does not prohibit Employee’s ability to communicate with any government agencies regarding matters within their jurisdiction or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to Company.
(b)Employee’s agreement not to use Trade Secrets and/or Confidential Information includes an agreement that Employee will not, directly or indirectly, use the Company’s Trade Secrets and/or
Confidential Information to: (i) identify existing customers of the Company for Employee’s own personal benefit or the benefit of any other firm or entity; (ii) as set forth more fully in Paragraph 5 below, facilitate the solicitation, for Employee’s personal benefit or the benefit of any other firm or entity, of any existing or prospective customers of the Company that Employee serviced or solicited or about whom Employee otherwise gained Trade Secrets and/or Confidential Information during Employee’s employment with the
Company; and/or (iii) otherwise unfairly compete with the Company.  Additionally, Employee’s agreement not to disclose or use Trade Secrets and/or Confidential Information includes an agreement to exercise due diligence and reasonable care when handling, maintaining, transferring, disposing or storing any Trade Secrets and/or Confidential Information so as to not violate any consumer federal or state privacy laws.  Employee also agrees to fully and completely comply with any and all security and privacy policies enacted by the Company, including but not limited to all policies and directives of
Company.
(c)Notwithstanding any provisions in this Exhibit B or Company policy applicable to the unauthorized use or disclosure of trade secrets, Employee is hereby notified that, pursuant to the
Defend Trade Secrets Act as contained in 18 U.S.C. § 1833, Employee cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made
(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law.
Employee also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order provided the Employee’s actions are consistent with 18 U.S.C. §
1833.
(d)Employee understands that the Company has in the past received, and in the future may receive from third parties (such as Customers as defined below), confidential or proprietary information
(hereinafter “Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after
Employee’s employment with the Company, Employee will honor all such agreements to protect Third
Party Information and will keep all such information received by Employee in the strictest confidence and will not disclose it to anyone (other than to Company personnel who need to know such information in connection with their work for the Company) or use it, except in connection with Employee’s work for the Company. Employee will direct any questions regarding the continuing existence of any such Third
Party Information to the Company prior to disclosing or using any such information. Notwithstanding the foregoing, this Paragraph is not intended to have the purpose or effect of concealing details about alleged incidents or claims of discrimination, retaliation, or harassment.
5.Covenant Not to Solicit the Company’s Customers After Termination of Employment
Through the Use of the Company’s Trade Secrets and/or Confidential Information.  Employee agrees
4
that, for at least during the Restricted Period following the termination of Employee’s employment with the Company, whether voluntary or involuntary, Employee shall not, directly or indirectly, solicit or attempt to solicit any business from any of the Company’s “Customers”, (which are defined to include but are not limited to the physician practices, physicians, health plans or payors), for the purposes of providing Products and Services that are competitive with those provided by the Company where such solicitation and/or attempt at solicitation is done by Employee through the use of the Company’s Trade
Secrets and/or Confidential Information; provided, however, that the foregoing restriction shall continue to apply for at least two (2) years following Employee’s separation from the Company and thereafter for as long as the information used by Employee in the solicitation of the Company’s Customers qualifies as
Trade Secrets and/or Confidential Information as defined in this Exhibit B.
6.Covenant Not to Compete. The Employee hereby covenants and agrees that, during the Employee’s employment with the Company and, to the extent permitted by applicable law, for the one-year period following the date on which the Employee’s employment with the Company terminates for any reason, the Employee shall not, directly or indirectly, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity (other than the Employee’s ownership of not more than 2% of the outstanding equity securities of a publicly-traded company), on the
Employee’s own behalf or on behalf of another, be employed by, provide services to, or have any business connection with any other person, corporation, firm, partnership or other entity or organization whatsoever that competes with the business of the Company, its Subsidiaries and
Affiliates as then conducted, throughout the United States where any of the Company, its
Subsidiaries or Affiliates then conducts business or is actively planning to conduct business, including, without limitation, partnerships, joint ventures or similar arrangements with physician practices to contract with Medicare Advantage health insurers under global risk contracts (but, for the avoidance of doubt, not owning or operating Medicare Advantage health plans or physician practices themselves).
[6.Covenant Not to Compete During Term of Employment. Employee promises that during
Employee’s employment with the Company, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of Employee’s employment with the Company or relating to the
Company’s line of business.]
7.Non-Recruiting Covenant. Employee acknowledges and agrees that the Company has invested substantial time and effort in assembling its present personnel, consultants, and independent contractors, and that, as a result of your employment with the Company, Employee will become privy to and familiar with the Company’s personnel, consultants, independent contractors, recruiting practices and strategies, human capital, and talent.  Therefore, to the extent permitted by applicable law,
Employee agrees that during the Restriction Period (as defined below), whether voluntary or involuntary,
Employee will not directly solicit or attempt to solicit, recruit or attempt to recruit, or otherwise aid or abet any third party in soliciting or recruiting, or induce or attempt to induce, any person who is at the time of being recruited or solicited a current employee, consultant or independent contractor of the Company with whom Employee worked or had contact or about whom Employee received or accessed any
Confidential Information or Trade Secrets at any time during the last two (2) years of Employee’s employment with the Company, or induce or attempt to induce any such employee, consultant or independent contractor of the Company to terminate or cease employment or other relationship with the
Company or to work for or with any business that competes with the Company.  Notwithstanding the foregoing, nothing in this Section shall prevent Employee from receiving and considering any application or proposal from any employee, consultant or independent contractor of the Company that is not solicited by Employee or on Employee’s behalf.
8.Non-Disparagement. Employee agrees that during the Restriction Period, Employee shall not, directly or indirectly, disparage the Company or any of its subsidiaries or affiliates, any of their products, or any of their directors, officers, employees or shareholders. Notwithstanding the foregoing,
5
this Paragraph does not prohibit or limit the right of Employee to discuss, debate and communicate with other employees of the Company regarding Employee’s workplace terms and conditions of employment, including wages, and does not prohibit or limit Employee’s right to disclose details about alleged incidents or claims of discrimination, retaliation, or harassment.
9.Assignment of Interest in Inventions.
(a)Employee agrees that any and all inventions, works of authorship, copyrightable works in any medium of expression, software (including both object and source code), utility models, topography rights, database rights, formulas, ideas, discoveries, designs and design improvements, methods, processes, manufacturing techniques, trade secrets, mask works, moral rights, know-how, and all other intellectual property, whether or not patentable or registrable under patent, copyright or similar laws (including, without limitation, developments and derivative works with respect to any of the foregoing, and any other forms of technology), and any and all rights and benefits resulting therefrom
(collectively referred to herein as “Inventions”), that are made, created, developed or reduced to practice by Employee solely or jointly with others during the term of Employee’s employment with the Company and that (1) are made with the Company’s equipment, supplies, facilities, trade secrets, or time
(including through use of the Company’s internet or WiFi or any of its computers, networks, and electronic systems) or (2) relate, at the time of conception or of reduction to practice, to the business of the Company or the Company’s actual or demonstrably anticipated research or development, or (3)
result from any work performed by Employee for the Company or result from the use of premises owned, leased or otherwise used or acquired by the Company, shall belong to the Company and are referred to as “Assigned Inventions,” and Employee agrees and promises to irrevocably and permanently assign and hereby irrevocably and permanently assigns any and all rights in such
Inventions to the Company or its designee.
(b)Employee will not, without the Company’s prior written approval, during or after
Employee’s employment with the Company, design, disclose, create or in any other way use or exploit any Inventions that are identical or substantially similar to any Assigned Inventions to or for any third party.
(c)Employee agrees that any Inventions made by Employee solely or jointly with others, made after the date that this Exhibit B terminates, that are based on the Company’s Trade
Secrets, shall belong to the Company and be considered Assigned Inventions, and Employee promises to assign any and all rights in such Inventions to the Company or its designee. For the purposes of this
Exhibit B, an Invention is based on the Company’s Trade Secrets if the invention incorporates any such secrets in design or principal. For the purpose of this Exhibit B, an Invention is deemed to have been made during the Employee’s period of employment if the Invention was conceived or actually first reduced to practice during that period.
(d)Employee also agrees that the Company shall have the right to keep any Assigned
Inventions covered by this Exhibit B as trade secrets, and Employee agrees not to disclose such
Assigned Inventions to any third parties except as specifically authorized by the Company.
(e)Employee agrees to assign and hereby does assign to the Company or its designee all rights in any other Assigned Inventions made by Employee as required to grant those rights to the
United States government or any of its agencies.
(f)Employee acknowledges that all original works of authorship which are made by
Employee (solely or jointly with others) within the scope of Employee’s employment with the Company and which are eligible for copyright protection are “works made for hire” as that term is defined in the
United States Copyright Act (17 U.S.C., Section 101). The Company shall be the sole and exclusive owner and copyright proprietor of all rights and title in any and all materials created or submitted by
Employee (whether alone or with any other person) during the term of Employee’s employment with
Company.  If for any reason the results of Employee’s services are determined at any time not to be a
"Work Made for Hire", Employee hereby irrevocably transfers and assigns to Company all right, title and
6
interest therein, including all copyrights, as well as all renewals and extensions thereto, including the rights to reproduce, distribute, display and create derivative works thereof.
(g)Notwithstanding any provision of this Paragraph 10 or its subparts, Employee shall not be required to assign, nor shall Employee be deemed to have assigned, any of Employee’s rights in any inventions, that Employee develops entirely on Employee’s own time without using the Company’s equipment, supplies, facilities, or trade secrets, except for inventions that either (1) relate, at the time that the invention is conceived or reduced to practice, to the Company’s business or to actual or demonstrably anticipated research or development of the Company; or (2) result from any work performed by Employee for the Company.
[(g)Notwithstanding any provision of this Paragraph 10 or its subparts, Employee shall not be required to assign, nor shall Employee be deemed to have assigned, any of Employee’s rights in any inventions, as set forth in Labor Code section 2870 (reprinted in its entirety and attached hereto as
Appendix 1 to Exhibit B), that Employee develops entirely on Employee’s own time without using the
Company’s equipment, supplies, facilities, or trade secrets, except for inventions that either (1) relate, at the time that the invention is conceived or reduced to practice, to the Company’s business or to actual or demonstrably anticipated research or development of the Company; or (2) result from any work performed by Employee for the Company.]
(h)In order to permit the Company to claim rights to which it may be entitled, Employee agrees to disclose to the Company in confidence (1) all Inventions that Employee makes, either solely or jointly with others, during the term of Employee’s employment, and (2) all patent applications filed by
Employee during, or within one (1) year after termination of Employee’s employment. Employee also agrees to submit to a reasonable and confidential review process under which the Company may determine such issues as may arise under this Exhibit B.
(i)Employee shall assist the Company in applying for, prosecuting, obtaining or enforcing any and all patents, copyrights or other right or protection relating to any Assigned Inventions, designs, improvements, and discoveries deemed patentable by the Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters of patent, to vest the Company with full and extensive titles to those patents and/or copyrights, and to protect the same against infringement by others, from, during and after the termination of this Exhibit B.
In the event that assistance of the Employee is needed after the termination of this Exhibit B, Employee will be paid for that assistance at the hourly rate he/she earned when this Exhibit B terminated.
(j)If the Company is unable to secure Employee’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Assigned Invention, whether due to Employee’s mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee’s Agent and Attorney-In-Fact, to act for and in Employee’s
behalf to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by Employee.
(k)Employee acknowledges that there are no inventions, original works of authorship, developments, improvements, and trade secrets that were made by Employee prior to becoming employed by the Company (collectively, “Prior Inventions”) that belong to Employee, may relate to the
Company’s current or reasonably anticipated business, products or research and development, and are not assigned to the Company. If, during Employee’s employment with the Company, Employee incorporates into a Company product or process a Prior Invention developed by Employee prior to
Employee becoming employed by Company that is owned by Employee or in which Employee has an interest, Employee agrees that the Company is hereby granted and shall have a nonexclusive, royalty-
free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior
Invention as part of or in connection with such product, process or machine.
7
10.Definitions. For purposes of this Exhibit B:
(a)“Restriction Period” shall mean the term of Employee’s employment with Company or any of its subsidiaries or affiliates and a period of two (2) years thereafter. Company may, in its sole discretion, waive all or any portion of the Restriction Period by providing written notice to Employee.
(b)“Trade Secrets.”  Employee acknowledges and agrees that, through Employee’s employment with the Company, Employee has or will be exposed to and/or provided with the
Company’s Trade Secrets. “Trade Secrets” mean information, including a formula, pattern, compilation, program, device, method, technique or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons or entities who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company’s Trade Secrets include, but are not limited to, the following: The Company’s files and records regarding Customers, prospective Customers, independent contractors, subcontractors, vendors, distributors, and suppliers, such as key person contact information; Customer lists; prospective Customer lists; Customer profiles, needs, specifications, account history, habits, and correspondence; information and documents pertaining to analyses and forecasts of capacity and readiness to meet Customer needs; business plans and strategy; information and documents regarding the composition of the Company’s Products and Services (including, but not limited to, manuals, plans, drawings, designs, blueprints, formulas, flowcharts, schematics, specifications, and other products containing information that may be useful to a competitor); custom forms and documents created for internal use in conducting Company business; software developed by or for the benefit of the Company including but not limited to for its Medicare centric Total Care Model platform of clinical and financial management and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes); all information contained in the Company’s databases such as CRM’s, MS Teams, MS OneDrive and shared folders on
Company servers or equipment; the methods and systems used by the Company in soliciting, marketing, selling and providing its Products and Services to its Customers; financial and accounting information, such as budgets, cost, pricing, and billing information, estimating processes, revenues, and profit margins, targets, and forecasts; unpublished financial statements; and sales and marketing plans, strategies, programs, methods, and techniques. Employee acknowledges and agrees that the
Company’s Trade Secrets are not generally known to the public or to the Company’s competitors, were developed or compiled at significant expense by the Company over an extended period of time, are the subject of the Company’s reasonable efforts to maintain their secrecy, and that the Company derives significant independent economic value by keeping its Trade Secrets a secret.
(c)“Confidential Information.” Employee acknowledges and agrees that, through
Employee’s employment with the Company, Employee has or will be exposed to and/or provided with the Company’s Confidential Information. “Confidential Information” means all information belonging to the Company, whether reduced to writing or in a form from which such information can be obtained, translated or derived into reasonably usable form, and whether the information is simply in Employee’s head, that has been provided to Employee during Employee’s employment with the Company and/or
Employee has gained access to while employed by the Company and/or was developed by Employee in the course of Employee’s employment with the Company, that is proprietary and confidential in nature.
The Company’s Confidential Information includes, but is not limited to, information believed by the
Company to be a Trade Secret that ultimately does not qualify as such under applicable state or federal law but nonetheless was maintained by the Company as confidential, as well as other information maintained as confidential by the Company, including, but not limited to: information concerning the nature of the Company’s business and its manner of operation; the methods, strategies, programs, and systems used by the Company in soliciting, marketing, selling and providing its Products and Services to its Customers; financial and accounting information (such as cost, pricing and billing information, price lists, customer profiles and needs, financial policies and procedures estimating processes, revenues, and profit margins, targets, and forecasts); sales and marketing information, such as sales strategies and programs; information concerning the Company’s Customers and Prospective customers
(that are not otherwise publicly known including, but not limited to, Customer lists, prospective Customer lists, product and service pricing information, revenues from Customer accounts, Customer purchasing
8
habits and special needs, contract terms and expiration dates, personal and private information and data of Customers and prospective Customers, correspondence with Customers, negotiation histories, billing histories, and any information about specific Customers’ needs and pricing or service preferences); information identifying persons who previously purchased any Products and Services from the Company; information concerning the Company’s independent contractors, subcontractors, vendors, distributors, and suppliers (including lists of all the foregoing); plans and projections for business opportunities for new or developing business; information regarding the Company’s Products and
Services such as technical data design and/or architectural drawings, flowcharts, plans, proposals, blueprints, schematics, processes, formulae, data and know-how, discoveries, developments, designs, improvements, inventions (whether or not patentable), experimental and research work; software developed by or for the benefit of the Company including but not limited to for its Medicare centric Total
Care Model platform of clinical and financial management and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes);
unpublished financial statements, budgets, projections, and licenses; employee training methods and employee policies and procedures; personnel files and employment-related records of the Company’s current and former employees (other than you)(including, but not limited to, information related to the hiring, recruitment, retention, and termination of the Company’s current and former employees (other than you), as well as information related to their job duties, assignments, skills, performance, discipline, promotions, compensation, benefits, leaves of absence, and medical files) but only to the extent an employee’s personnel file or employment records and information is disclosed or used without such employee’s consent or in violation of the employee’s right to privacy, as well as to the extent this information is disclosed to a competitor or used for the benefit of a competitor to recruit or target employees with solicitation or recruiting efforts; the Company’s organizational structure and internal correspondence regarding personnel changes and internal reporting structures; and information concerning the Company’s business relationships with persons, firms, corporations and other entities.
Additionally, Confidential Information includes private information of and/or about the Company’s customers that the Company collects, compiles and maintains, including without limitation credit information, social security numbers, addresses, phone numbers, and other private data, whether or not the Company has a legal obligation to safeguard the privacy of such information under applicable state and federal law.
(d)Information Not Included Within the Definition of Trade Secrets and/or Confidential
Information. For avoidance of doubt, the Company’s Trade Secrets and Confidential Information do not
include any information that: (1) is already in the public domain or becomes available to the public through no breach by Employee of this Exhibit B; (2) was lawfully in Employee’s possession prior to disclosure to Employee by the Company; (3) is lawfully disclosed to Employee by a third party without any obligations of confidentiality attaching to such disclosure; (4) is developed by Employee entirely on
Employee’s own time without the Company’s equipment, supplies or facilities and does not relate at the time of conception to the Company’s business or actual or demonstrably anticipated research or development of the Company; or (5) relates to a claim of discrimination, retaliation or harassment.
Notwithstanding these exclusions from the definitions of Trade Secrets and Confidential Information, if
Employee combines information that fits into any of the above five exceptions into the same document, spreadsheet, compilation or database with other information that qualifies as a Trade Secret and/or
Confidential Information, the combined document, spreadsheet, compilation or database shall be protected as a Trade Secret and/or Confidential Information of the Company regardless of the fact that some of the information contained therein may otherwise, standing alone, fit within any of the five exceptions stated above in this Paragraph.
(e)“Products and Services.”  For purposes of this Exhibit B, the term “Products and
Services” means any and all products and services that Company provides related to its Medicare centric “Total Care Model” platform of clinical and financial management products and services.
11.Forfeiture of Awards. The Options granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct including a material breach of Exhibit B hereto)
9
as may be adopted by the plan administrator or the Board of Company from time to time and communicated to the Employee or as required by applicable law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.
12.Reasonableness. Employee acknowledges that the restrictions contained in this Exhibit B
(i) are, individually and in the aggregate, properly required by Company and reasonable in duration, scope, area and nature and (ii) shall survive the termination of Employee’s employment and be binding by their terms at all times subsequent to the termination of Employee’s employment for the periods specified herein. Employee shall not, and Employee hereby waives and releases any rights or claims to, contest or challenge the reasonableness, validity or enforceability of the restrictions contained in this
Exhibit B whether in court, arbitration or otherwise. Moreover, Employee acknowledges that Employee has carefully read and considered the terms of this Exhibit B to the Agreement and agrees that the restrictions set forth therein are fair and reasonable, are supported by valid consideration, and are reasonably required to protect the legitimate business interests of Company. Employee acknowledges and agrees that the restrictions herein do not and will not interfere with or unduly limit Employee’s ability to obtain suitable alternative employment following termination of employment. By employing or continuing to employ Employee, Company is relying on Employee’s representation in this Section that
Employee has carefully read and considered the covenants contained in this Exhibit B to the Agreement and agrees they are reasonable, supported by valid consideration, and are reasonably required to protect the legitimate business interests of Company. Accordingly, Employee agrees that Employee shall be legally estopped from taking any position in any proceeding or forum that is inconsistent with this Section.
13.Injunctive Relief. Employee acknowledges and agrees that if the Company’s Trade Secrets and/or Confidential Information were disclosed to a competing business or used in an unauthorized manner as provided herein, such unauthorized disclosure or use would cause immediate and irreparable harm to the Company and would give a competing business an unfair business advantage against the Company for which the Company may not have an adequate remedy at law. Employee further acknowledges that because of the nature of the Company’s business and the subject matter of this Exhibit B, a breach or attempted breach of this Exhibit B to the Agreement will cause substantial injury to the Company for which money damages alone may not provide an adequate remedy. As such,
Employee agrees that the Company shall be entitled to any proper injunction, including but not limited to temporary, preliminary, final injunctions, temporary restraining orders, and temporary protective orders, to enforce the terms of this Exhibit B to the Agreement in the event of breach or threatened breach by
Employee, in addition to any other remedies available to the Company at law or in equity. The restrictive covenants contained in this Exhibit B are independent of any other obligations between the parties, and the existence of any other claim or cause of action against the Company is not a defense to enforcement of said covenants by injunction. Employee agrees that in connection with any application for injunctive relief, discovery shall be conducted on an expedited basis even without a court order permitting or granting leave to conduct expedited discovery, and neither party will require the other to post a bond at any stage in litigation or arbitration of such matter, and both parties hereby waive the right to request posting of a bond by the party requesting injunctive relief. Employee further agrees that
Employee shall not, in any proceeding involving it, relating to the enforcement of this Exhibit B to the
Agreement, raise the defense that the Company has an adequate remedy at law.
14.Severability. If any of the restrictions contained in this Exhibit B should for any reason whatsoever be declared invalid in any jurisdiction, the validity or enforceability of the remainder of this
Exhibit B shall not be adversely affected thereby. If any term or provision of this Exhibit B is deemed to be so broad as to be invalid or unenforceable in a particular jurisdiction, Employee and Company agree, with respect to such jurisdiction, to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.
15.Attorneys’ Fees. Employee and the Company agree that in any legal proceeding undertaken to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to
10
reimbursement of its actual costs and expenses, including without limitation its reasonable attorneys’
fees and expenses.
16.Entire Agreement.  This Exhibit B to the Agreement is the entire agreement between
Employee and Company regarding the issues contained in this Exhibit B and this Exhibit B to the
Agreement supersedes the original Exhibit B to the Agreement regarding these issues. This Exhibit B cannot be orally modified. Any amendment or modification to this Exhibit B must be in writing, signed by
Employee and a duly authorized representative of the Company. This Exhibit B consists of a series of separate restrictive covenants, all of which shall survive and be enforceable in law and/or equity after
Employee’s termination or cessation of employment.
17.Governing Law and Jurisdiction.  Notwithstanding any provision to the contrary contained in the Agreement or the 2021 Omnibus Equity Incentive Plan, all issues and questions concerning the construction, validity, enforcement, and interpretation of this Exhibit B shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws.  Subject to any applicable arbitration agreement, the parties agree that any action or proceeding to enforce or arising out of this Exhibit B must be commenced in the foregoing state.  The parties consent to the exclusive personal jurisdiction of the state and federal courts and arbitrators located in the foregoing state for any dispute arising out of or relating to this Exhibit B, agree that venue will be proper in such courts or in front of such arbitrators, and waive any objections based upon forum non conveniens.  The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any action under this Exhibit B in any other jurisdiction.
1
[APPENDIX 1 TO EXHIBIT B
THE COMPANY’S WRITTEN NOTIFICATION
TO CALIFORNIA-BASED EMPLOYEE OF LABOR CODE SECTION 2870
In accordance with California Labor Code section 2870, you are hereby notified that this
Agreement does not require you to assign to the Company any Invention for which no equipment, supplies, facility or trade secrets of the Company was used and that was developed entirely on your own time, and does not relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or does not result from any work performed by you for the Company.
The following is the text of California Labor Code section 2870:
(a) Any provision in an Employment Agreement which provides that an employee shall assign, or offer to assign, any of his or her right to an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for inventions that:
(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2) Result from any work performed by the employee for the employer.
(b) To the extent a provision in the employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.
  __________________________ ________________________
  Employee SignatureDate]
2
EXHIBIT C
TO
TRANSFORMATIONAL EMPLOYEE AWARD
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
ADDITIONAL TERMS AND CONDITIONS
This Exhibit includes additional terms and conditions that govern PRSUs. Capitalized terms not explicitly defined in this Exhibit but defined in the Agreement shall have the same definitions as in the
Agreement.
1.    Nature of Grant. In accepting the PRSUs, the Employee understands, acknowledges and agrees that:

1.1
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

1.2
the grant of the PRSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PRSUs, or benefits in lieu of PRSUs, even if PRSUs have been granted in the past;

1.3	all decisions with respect to future PRSUs or other grants, if any, will be at the sole discretion of the Company;

1.4	the PRSUs grant and the Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company;

1.5	the Employee is voluntarily participating in the Plan;

1.6	the PRSUs and the Shares subject to the PRSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

1.7
the PRSUs and the Shares subject to the PRSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

3

1.8	the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

1.9
no claim or entitlement to compensation or damages shall arise from forfeiture of the
PRSUs resulting from the termination of the Employee’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment agreement, if any) and in consideration of the grant of the PRSUs, the Employee agrees not to institute any claim against the Company, any parent or subsidiary corporation of the Company (including the Employer) as to any forfeiture of the PRSUs resulting from the termination of the Employee’s employment or other service relationship;

1.10
unless otherwise provided in the Plan or by the Company in its discretion, the Shares and benefits evidenced by this Agreement do not create any entitlement to have the
Shares or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporation transaction affecting the Shares; and

1.11
neither the Company, nor any parent or other subsidiary corporation of the Company shall be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States Dollar that may affect the value of the PRSUs or of any amounts due to the Employee pursuant to the dividend equivalent payment (as described in Section 6(b) of the Agreement) or the subsequent sale of any Shares acquired upon vesting of the PRSUs.

2.Data Privacy

2.1
The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this
Agreement and any other PRSU grant materials by and among, as applicable, the
Company and any parent or subsidiary corporation for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

2.2
The Employee understands that the Company may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PRSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

4

2.3
The Employee understands that Data will be transferred to Fidelity Stock Plan Services and any of its affiliated companies (“Fidelity”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Employee authorizes the
Company, Fidelity and any other possible recipients which may assist the Company
(presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.
The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The
Employee understands he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the
Employee understands that he or she is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke his or her consent, his or her employment status or service with the Company will not be affected; the only consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant PRSUs or other equity awards to the
Employee or administer or maintain such awards. Therefore, the Employee understands that refusing or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

2.4
Upon request of the Company, the Employee agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the
Company) that the Company may deem necessary to obtain from the Employee for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in the Employee’s country, either now or in the future. The Employee understands and agrees that he or she will not be able to participate in the Plan if the
Employee fails to provide any such consent or agreement requested by the Company.